UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2007

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

Neenah Paper, Inc. (the “Company”) today announced it had signed a definitive agreement to purchase the outstanding stock of Fox Valley Corporation (“Fox Valley”), which owns Fox River Paper Company, LLC (“Fox River”).  Fox River’s operations, consisting of four U.S. paper mills and various related assets, produce premium fine papers with well-known brands including STARWHITE®, SUNDANCE®, ESSE® and OXFORD®.

The transaction is expected to close in the first quarter and is subject to customary closing conditions, including approval by Fox Valley’s shareholders.  The transaction has been approved by both the Company’s and Fox Valley’s Board of Directors   In purchasing the outstanding stock of Fox Valley the Company will be assuming all rights, obligations and liabilities of Fox Valley, subject to certain representations, warranties and indemnities typical in this type of transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 6, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: February 6, 2007	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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